Exhibit 10.2

Cos ‘farismtefon Company TRANSPORTATION SERVICE AGREEMENT Contract Identification FI19215 This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and AMR PIPELINE COMPANY($hlpper). WHEREAS, Shipper lias requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement, NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter, 1, EFFECTIVE DATE; April 16,2018 2, CONTRACT IDENTIFICATION: FT19215 3, RATE SCHEDULE: FT 4, SHIPPER TYPE! Interstate PI 5, STATE/PROVINCE OF INCORPORATION: Delaware 6, TERM: November 01,2021 to October 31,2036 7, EFFECT ON PREVIOUS CONTRACTS: This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s): N/A 8, MAXIMUM DAILY QUANTITY (Dth/Dny): 800,000 Please see Appendix A for further detail. 9, RATES: Unless Shipper and Transporter have agreed to a rate other than the maximum rate, rates shall be Transporter’s maximum rates and charges phis all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing, Provisions governing a Rate other than the maximum shall be set forth in tin’s Paragraph 9 and/or on Appendix B hereto,

Contract ID: FT19215 10. POINTS OF RECEIPT AND DELIVERY! The primary receipt and delivery points are set forth on Appendix A. 11. RELEASED CAPACITY; N/A 12. INCORPORATION OF TARIFF INTO AGREEMENT! This Agreement shall incorporate and in all respects be subject to the “General Terms and Conditions” and the applicable Rate Schedule (as stated above) set forth in Transporter’s FERC Gas Tariff, Third Revised Volume No. 1, as may be revised front time to time, Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the “General Terms and Conditions” in Transporter’s FERC Gas Tariff, Third Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreemont shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper’s right to protest the same, 13. MISCELLANEOUS! No waiver by either party to this Agreement of any one or more defaults by (lie otlier in the pcrfonnance of this Agreement shall operate or be conslnied as a waiver of any continuing or future default(s), whether of a like or a different character. Any controversy between the parties arising under this Agreement and hot resolved by the parties shall be determined in accordance with the laws of the State of Michigan, 14. OTHER PROVISIONS; It Is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise bo Incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter, Upon termination of tills Agreement, Shipper’s and Transporter’s obligations to each other arising under this Agreement, prior to the date of terminntion, remain in effect and are not being tenninated by any provision of this Agreement. Transporter and Shipper agree that, pursuant to Section 6.2.1(h) of the General Terms and Conditions, this Agreement is subject to a Reduction Option as herein described: Upon written notice to Transporter, Shipper shall have n Reduction Option; 1) At any time on or before April 1,2019 for any reason, and 2) Any time before April 1,2021j to the extent necessary due to the failure or inability to secure all applicable federal, state, and local governmental and regulatory approyal(s) related to an anticipated expansion project, If Shipper invokes this Reduction Option, it may reduce all or a portion of the contractual MDQ associated witli this Agreement, and/or terminate this Agreement earlier than 10/31/2036, 2

Contract ID: KT1921S IS. NOTICES AND COMMUNICATIONS: Ail notices and communications with respect to this Agreement shall bo in writing by mail, e-mail, or fax, or other means as agreed to by the parties, and sent to the addresses slated below or to any other such address(es) as may be designated in writing by mail, e-mail, or fax, or other means similarly agreed to: ADMINISTRATIVE MATTERS Great Lakes Oas Transmission Limited Partnership Commercial Services 700 Louisiana St„ Suite 700 Houston, TX 77002-2700 ANR PIPELINE COMPANY 700 Louisiana St., Suite 700 Houston, TX 77002-2700 Attn: AGREED TO BY: ANR PIPELINE COMPANY GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP By: Great Lakes Gas Transmission Company By; KayDennison ‘‘“ “ Signature Contracts Title: Director, Transportation Accounting and Please Print
Title: Please Print 3

APPENDIX A
Contract Identification FT19215

Date: April 16, 2018
Supersedes Appendix Dated: Not Applicable

Shipper: ANR PIPELINE COMPANY

Maximum Daily Quantity (Dth/Day) per Location:

Begin Date	End Date	Point(s) of Primary Receipt	Point(s) of Primary Delivery	MDQ	Maximum Allowable Operating Pressure (MAOP)
11/01/2021	10/31/2036	EMERSON		800,000	974
11/01/2021	10/31/2036		FARWELL	800,000	974

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